Subsidiaries	EXHIBIT 21.1

ACMI Asia Inc. (Washington)

Adventure Vending Inc. (Washington)

Bellword GmbH (Austria)

Coinstar Entertainment Services, Inc. (Delaware)

4th Wall Management LLC (Minnesota)

CellCards LLC (Delaware)

CellCards of Delaware, LLC (Delaware)

CellCards of Illinois, LLC (Illinois)

Coin-Op Factory Inc. (California)

Coinstar E-Payment Services Inc. (Kansas)

Coinstar E-Payment Services Limited (United Kingdom)

Coinstar International, Inc. (Delaware)

Coinstar Limited (United Kingdom)

Coinstar Money Transfer (Holdings) Limited (United Kingdom)

Coinstar Money Transfer Limited (United Kingdom)

Coinstar Money Transfer SA (Belgium)

Coinstar UK Holdings Limited (United Kingdom)

El Toro Prepaid Inc. (Kansas)

Entertainment Vending Management, LLC (Delaware)

First Remit Limited (Ireland)

Folz Vending, Inc. (Delaware)

Sesame Holdings, Inc. (Delaware)

Southwest Entertainment Vending Inc. (Washington)

Sugarloaf Amusement Vending, S. de R.L. de C.V. (Mexico)

Telepay S.A. (Spain)

Travelex Money Transfer (Hong Kong) Limited

Travelex Money Transfer LLC (Delaware)